Exhibit 32.1

In connection with the Quarterly Report of ICTV Brands, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Kelvin Claney, Chief Executive Officer, Richard Ransom, President, and Ryan LeBon, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge and belief:

(1)

the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Kelvin Claney

Kelvin Claney,

Chief Executive Officer

/s/ Richard Ransom

Richard Ransom,

President

/s/ Ryan LeBon

Ryan LeBon,

Chief Financial Officer

Date: November 9, 2015